Exhibit 13

CERTIFICATION

      The certification set forth below is being submitted in connection with the annual report of ORIX KABUSHIKI KAISHA (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Yoshihiko Miyauchi, the Chief Executive Officer, Yasuhiko Fujiki, the Chief Operating Officer, Shunsuke Takeda, the Chief Financial Officer, and Masaru Hattori, the Corporate Senior Vice President of ORIX KABUSHIKI KAISHA, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ORIX KABUSHIKI KAISHA.

      Date: July 22, 2003

/s/ YOSHIHIKO MIYAUCHI

Name: Yoshihiko Miyauchi
Chief Executive Officer

/s/ YASUHIKO FUJIKI

Name: Yasuhiko Fujiki
Chief Operating Officer

/s/ SHUNSUKE TAKEDA

Name: Shunsuke Takeda
Chief Financial Officer

/s/ MASARU HATTORI

Name: Masaru Hattori
Corporate Senior Vice President

      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), has been provided to ORIX KABUSHIKI KAISHA and will be retained by ORIX KABUSHIKI KAISHA and furnished to the Securities and Exchange Commission or its staff upon request.